                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                     ---------------------------------------



                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): June 5, 1998

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                  1-13041                     34-1788678
(State or Other       Commission File Number   (IRS Employer Identification No.)
Jurisdiction of
Incorporation)


4100 Holiday Street, N.W., Suite 201, Canton, Ohio              44718
(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (330) 649-4000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 of Current Report on Form 8-K dated June 5, 1998 and filed on June 19, 1998 is amended to include the combined financial statements of Barnebey & Sutcliffe Corporation and Combined Affiliates and pro forma financial information of Waterlink, Inc. (the "Company") as shown in the following index to the financial statements:



                          INDEX TO FINANCIAL STATEMENTS

                                                                                                Page
(a)  Historical Combined Financial Statements of Barnebey &
Sutcliffe Corporation and Combined Affiliates

Independent Auditor's Report                                                                     F-1
Combined Balance Sheets                                                                          F-2
Combined Statements of Income                                                                    F-4
Combined Statements of Shareholder's Equity                                                      F-5
Combined Statements of Cash Flows                                                                F-6
Notes to Combined Financial Statements                                                           F-7

(b)  Unaudited Pro Forma Consolidated Financial Data

Basis of Presentation                                                                            F-17
Unaudited Pro Forma Consolidated Statement of Income for the year ended
  September 30, 1997                                                                             F-18
Unaudited Pro Forma Consolidated Statement of Income for the nine months
  ended June 30, 1998                                                                            F-19
Notes to Unaudited Pro Forma Consolidated Financial Data                                         F-20


(c)  Exhibits

Exhibit 23 - Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WATERLINK, INC.


Dated:  August 14, 1998                     By:  /s/  Michael J. Vantusko
                                                     ---------------------------
                                                      Michael J. Vantusko
                                                      Chief Financial Officer

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Barnebey & Sutcliffe Corporation
    and Combined Affiliates
Columbus, Ohio

We have audited the accompanying combined balance sheets of Barnebey & Sutcliffe Corporation and Combined Affiliates, wholly-owned subsidiaries of Sutcliffe Speakman Holdings Limited, as of March 31, 1998 and 1997, and the related combined statements of income, retained earnings, and cash flows for each of the three fiscal years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Barnebey & Sutcliffe Corporation and Combined Affiliates as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.


                                                    McGladrey & Pullen, LLP
                                                    Certified Public Accountants



Minneapolis, Minnesota
April 30, 1998, except for Note 5,
as to which the date is June 5, 1998

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

COMBINED BALANCE SHEETS
MARCH 31, 1998 AND 1997

ASSETS (NOTE 5)                                                                      1998              1997
--------------------------------------------------------------------------------------------------------------------
Current Assets
     Cash and cash equivalents                                                  $     1,950,449    $      2,705,039
     Accounts receivable, less allowance for doubtful accounts
         of $200,000 in 1998 and 1997                                                 9,338,420           8,606,044
     Inventories (Note 2)                                                             8,806,069           7,464,392
     Costs and estimated earnings in excess of billings on
         uncompleted contracts (Note 3)                                                 395,629             609,774
     Deferred income taxes (Note 6)                                                     474,000             391,000
     Due from affiliate and parent (Note 8)                                              83,825           1,275,865
     Prepaid pension cost (Note 4)                                                      704,000             527,000
     Prepaid expenses and other                                                         521,615             499,430
                                                                               -------------------------------------
                   TOTAL CURRENT ASSETS                                              22,274,007          22,078,544
                                                                               -------------------------------------

Property, Plant, and Equipment
     Land, building, and improvements                                                 1,833,751           1,721,446
     Machinery and equipment                                                          9,814,765           8,996,131
     Other                                                                            1,150,186           1,061,375
                                                                               -------------------------------------
                                                                                     12,798,702          11,778,952

          Less accumulated depreciation                                               5,815,654           4,916,124
                                                                               -------------------------------------
                                                                                      6,983,048           6,862,828
                                                                               -------------------------------------
Other assets
     Intangible Assets, net of accumulated amortization of $973,746
         in 1998 and $419,098 in 1997                                                   484,562           1,039,210
     Noncurrent Deferred Income Taxes (Note 6)                                           26,000              84,000
     Investment in related party                                                        100,478              99,845
                                                                               -------------------------------------
                                                                                        611,040           1,223,055
                                                                               -------------------------------------
                                                                                  $  29,868,095       $  30,164,427
                                                                               =====================================

See Notes to Combined Financial Statements.


LIABILITIES AND SHAREHOLDER'S EQUITY                                                 1998              1997
--------------------------------------------------------------------------------------------------------------------
Current Liabilities
     Notes payable (Note 5)                                                    $              -   $         964,000
     Current portion of long-term debt                                                  392,382             383,209
     Trade accounts payable                                                           4,640,378           6,309,571
     Amounts due to affiliates and parent (Note 8)                                      671,439           1,385,533
     Accrued expenses:
         Compensation                                                                   600,475             560,638
         Taxes and other                                                              2,019,142             808,848
     Billings in excess of costs and estimated earnings on
         uncompleted contracts (Note 3)                                               2,749,882           1,087,164
     Income taxes payable                                                               383,357             154,382
     Dividends payable to parent                                                        167,650             335,000
                                                                               -------------------------------------
                   TOTAL CURRENT LIABILITIES                                         11,624,705          11,988,345
                                                                               -------------------------------------


Noncurrent Liabilities
     Long-term debt (Note 5)                                                            487,544             879,926
     Due to parent (Note 8)                                                           5,197,150           5,197,150
                                                                               -------------------------------------
                   TOTAL NONCURRENT LIABILITIES                                       5,684,694           6,077,076
                                                                               -------------------------------------


Shareholder's Equity
     Common stock, without par or stated value; authorized
         6,501,500 shares; issued and outstanding 3,250,102 shares                    6,579,683           6,579,683
     Retained earnings                                                                5,831,493           5,479,132
     Cumulative translation adjustment                                                  147,520              40,191
                                                                               ------------------------------------
                                                                                     12,558,696          12,099,006
                                                                               ------------------------------------
                                                                               $     29,868,095   $      30,164,427
                                                                               ====================================

                  See Notes to Combined Financial Statements

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

COMBINED STATEMENTS OF INCOME
YEARS ENDED MARCH 31, 1998, 1997, AND 1996

                                                                 1998               1997               1996
--------------------------------------------------------------------------------------------------------------------
Net revenues                                               $      56,929,070       $ 52,700,338       $  42,839,469
Cost of revenues                                                  41,191,478         38,150,673          30,916,045
                                                           ---------------------------------------------------------

            GROSS  PROFIT                                         15,737,592         14,549,665          11,923,424

Selling, general, and administrative expense                      10,889,488          9,620,991           7,884,802
                                                           ---------------------------------------------------------
            OPERATING INCOME                                       4,848,104          4,928,674           4,038,622

Other income (expense):
Interest expense                                                    (464,448)          (765,604)           (779,135)
Interest income and other items, net                                 (22,070)          (546,739)             21,156
                                                           ---------------------------------------------------------
            INCOME BEFORE INCOME TAXES                             4,361,586          3,616,331           3,280,643

Income tax expense (benefit) (Note 6)                              1,243,000            (23,000)            711,000
                                                           ---------------------------------------------------------
            NET INCOME                                     $       3,118,586       $  3,639,331       $   2,569,643
                                                           =========================================================


See Notes to Combined Financial Statements.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
YEARS ENDED MARCH 31, 1998, 1997, AND 1996


                                                         Common Stock                            Cumulative
                                                 ------------------------------   Retained       Translation
                                                    Shares         Amount         Earnings       Adjustment         Total
--------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1995                              3,250,102      $6,579,683     $ 2,028,162  $    (207,713)  $     8,400,132
   Net income                                                -               -       2,569,643              -         2,569,643
   Dividends to parent company                               -               -      (1,873,160)             -        (1,873,160)
   Translation adjustment                                    -               -               -         (9,022)           (9,022)
                                                 -------------------------------------------------------------------------------
Balance, March 31, 1996                              3,250,102       6,579,683       2,724,645       (216,735)        9,087,593
   Net income                                                -               -       3,639,331              -         3,639,331
   Dividends to parent company                               -               -        (884,844)             -          (884,844)
   Translation adjustment                                    -               -               -        256,926           256,926
                                                 -------------------------------------------------------------------------------
Balance, March 31, 1997                              3,250,102       6,579,683       5,479,132         40,191        12,099,006
   Net income                                                -               -       3,118,586              -         3,118,586
   Dividends to parent company                               -               -      (2,766,225)             -        (2,766,225)
   Translation adjustment                                    -               -               -        107,329           107,329
                                                 ===============================================================================
Balance, March 31, 1998                              3,250,102      $6,579,683     $ 5,831,493  $     147,520   $    12,558,696
                                                 ===============================================================================

                  See Notes to Combined Financial Statements

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1998, 1997, AND 1996

                                                                                     1998           1997           1996
------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net income                                                                       $3,118,586  $   3,639,331   $   2,569,643
   Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization                                                   1,482,679        971,153         910,063
     Deferred income taxes                                                             (25,000)      (143,000)        (41,000)
     Changes in current assets and liabilities:
       Accounts receivable                                                            (732,376)    (1,132,272)        658,004
       Inventories                                                                  (1,341,677)      (143,655)     (1,924,889)
       Costs and estimated earnings in excess of
         billings on uncompleted contracts                                             214,145        220,933        (129,906)
       Prepaid expenses and other                                                      (22,185)        16,530         448,376
       Prepaid pension cost                                                           (177,000)      (283,020)       (118,980)
       Trade accounts payable                                                       (1,669,193)     2,427,178         (46,306)
       Amounts due to affiliates                                                      (714,094)      (498,272)         74,267
       Amounts due from affiliates                                                   1,192,040      1,790,083      (2,367,172)
       Accrued expenses                                                              1,250,131     (1,554,152)      1,724,775
       Billings in excess of costs and estimated
         earnings on uncompleted contracts                                           1,662,718       (187,945)      1,042,340
       Income taxes payable                                                            228,975       (271,517)        (48,227)
                                                                                 ---------------------------------------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                                  4,467,749      4,851,375       2,750,988
                                                                                 ---------------------------------------------

Cash Flows From Investing Activities
   Purchases of property, plant, and equipment                                      (1,048,251)      (967,797)     (1,712,761)
   Investment in related party                                                            (633)       (62,596)         (8,144)
                                                                                 ---------------------------------------------
          NET CASH USED IN INVESTING ACTIVITIES                                     (1,048,884)    (1,030,393)     (1,720,905)
                                                                                 ---------------------------------------------

Cash Flows From Financing Activities
   Proceeds from debt                                                                        -        730,000       1,536,678
   Dividend payments to parent company                                              (2,933,575)    (1,839,670)       (583,334)
   Principal payments on debt                                                       (1,347,209)    (1,722,297)     (1,468,328)
                                                                                 ---------------------------------------------
          NET CASH USED IN FINANCING ACTIVITIES                                     (4,280,784)    (2,831,967)       (514,984)
                                                                                 ---------------------------------------------

Effect of Foreign Currency Exchange Rate Change on Cash                                107,329        256,926          (9,022)
                                                                                 ---------------------------------------------

          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        (754,590)     1,245,941         506,077

Cash and Cash Equivalents (cash overdraft)
   Beginning of year                                                                 2,705,039      1,459,098         953,021
                                                                                 ---------------------------------------------
   End of year                                                                      $1,950,449  $   2,705,039   $   1,459,098
                                                                                 =============================================

Supplemental Disclosures of Noncash Transactions
   Change in minimum pension liability and related intangible asset                 $        -  $     222,000   $       5,000
   Seller-financed acquisition                                                               -              -         969,000
   Dividends payable                                                                   167,650        335,000       1,289,826
                                                                                 =============================================

See Notes to Combined Financial Statements.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: On June 5, 1998, Waterlink, Inc. acquired all of the outstanding shares of capital stock of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited, Sutcliffe Croftshaw Limited, Lakeland Processing Limited, and Sutcliffe Speakmanco 5 Limited from Sutcliffe Speakman PLC (formerly Sutcliffe Speakman Holdings Limited). These financial statements are prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

NATURE OF BUSINESS: At the date of acquisition by Waterlink, Inc., Barnebey & Sutcliffe Corporation and Combined Affiliates (the Company) were all wholly-owned subsidiaries of Sutcliffe Speakman Holdings Limited, a company whose registered headquarters are in the United Kingdom. A summary of the Company's major accounting policies are set forth below. These policies have been consistently followed in the preparation of the accompanying financial statements.

The Company includes the following entities: Barnebey & Sutcliffe Corporation, a U.S. company, and Sutcliffe Speakman Carbons Limited, Sutcliffe Croftshaw Limited, Lakeland Processing Limited, and Sutcliffe Speakmanco 5 Limited, U.K. companies.

The Company serves particular customer groups. The carbon division has both impregnation and reactivation capabilities supplying specialty grade activated carbon products for diverse applications. The solvent recovery division designs and installs large turnkey and skid mounted adsorption systems generally for the recovery and reuse of valuable solvents. The Pur Air division designs and manufactures equipment using activated carbon for the purification of air and water. The Company had net sales in Europe amounting to 28, 28, and 30 percent of total net sales for the years ended March 31, 1998, 1997, and 1996, respectively.

FOREIGN CURRENCY TRANSLATION: Financial statements of the U.K. affiliates are translated into U.S. dollars at current rates, except that revenues, costs, and expenses are translated at average current rates during each reporting period. Net exchange gains or losses resulting from the translation of foreign financial statements are accumulated and credited or charged directly to a separate component of shareholder's equity.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

CASH AND CASH EQUIVALENTS: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At times, the Company maintains cash balances which exceed insured limits. To date, no losses have occurred.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE AND COST RECOGNITION: Revenues from sales of standard products are recognized at the time the product is shipped. Revenues from fixed-price, long-term construction contracts and fixed-price contracts subject to economic price adjustments are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to estimated total costs for each contract. This method is used because management considers total costs to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as engineering, supplies, and travel. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlement, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents amounts billed in excess of revenues recognized.

INVENTORIES: Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

PROPERTY, PLANT, AND EQUIPMENT: Property, plant, and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed by the straight-line method over the estimated useful lives of the assets. The useful lives range from 5 to 15 years for machinery and equipment, 10 to 15 years for buildings and improvements and 3 to 10 years for other fixed assets.

INCOME TAXES: Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

INTANGIBLE ASSETS: The Company is amortizing its intangible assets from 5 to 15 years using the straight-line method.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS: In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews its long-lived assets and intangibles related to those assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets outstanding with estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. To date, management has determined that no impairment of long-lived assets exists.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying value of cash and cash equivalents, accounts receivable and accounts payable are a reasonable estimate of fair value due to the short-term nature of these instruments. The due to and from affiliates and investment in related party do not have a ready market and cost is assumed to approximate fair value. The company's note payable and long-term debt obligations have costs which approximate fair value.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS: The FASB has issued Statement No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. Statement No. 130 requires reporting items which are components of other comprehensive income, such as foreign currency items and unrealized gains and losses on certain investments in debt and equity securities.

The FASB has issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. Statement No. 131 requires disclosure of certain information for each reportable segment, including general information, profit and loss information, segment assets, etc.

The FASB has issued Statement No. 132, Disclosures about Pensions and Other Postretirement Benefits, effective for fiscal years beginning after December 15, 1997. Statement No. 132 revises the disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of these plans.



NOTE 2. INVENTORIES

The following table summarizes the Company's inventories:

                                                                                          March 31
                                                                          -----------------------------------------
                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Raw material                                                             $         4,522,430 $          4,240,895
 Work in process                                                                      732,921              612,205
 Finished goods                                                                     2,635,183            1,956,187
 Inventory in transit                                                                 915,535              655,105
                                                                          -----------------------------------------
                                                                          $         8,806,069 $          7,464,392
                                                                          =========================================


NOTE 3. COSTS  AND  ESTIMATED  EARNINGS  ON UNCOMPLETED CONTRACTS

Costs on uncompleted contacts and earnings thereon are summarized as follows:

                                                                                          March 31
                                                                          -----------------------------------------
                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Costs incurred on uncompleted contracts                                  $         6,364,576 $          8,529,889
 Estimated earnings                                                                 2,208,637            2,463,904
                                                                          -----------------------------------------
                                                                                    8,573,213           10,993,793

 Less billings to date                                                             10,927,466           11,471,183
                                                                          -----------------------------------------
                                                                          $       (2,354,253) $          (477,390)
                                                                          =========================================

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS (CONTINUED)

Costs, estimated earnings, and billings on uncompleted contracts are included in the accompanying balance sheets under the following captions:


                                                                                          March 31
                                                                          -----------------------------------------
                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Costs and estimated earnings in excess of billings on
    uncompleted contracts                                                 $           395,629 $            609,774
 Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                         (2,749,882)          (1,087,164)
                                                                          -----------------------------------------
                                                                          $       (2,354,253) $          (477,390)
                                                                          =========================================


NOTE 4. BENEFIT PLANS

The Company has defined benefit pension plans covering substantially all of its employees. One plan covers employees located primarily in the United States. The other plan covers employees located primarily in the United Kingdom. The plans provide benefits based on compensation and years of service. In general, the funding policy of the Company is to fund these plans based upon local legal requirements, tax considerations, and investment opportunities.

The following table sets forth the components of pension expense:

                                                                             Years ended March 31
                                                             ------------------------------------------------------
                                                                    1998              1997              1996
 ------------------------------------------------------------------------------------------------------------------
 Service cost--benefits earned during the period              $        450,000  $        395,000 $         344,000
 Interest cost on projected benefit obligation                         507,000           478,000           377,000
 Actual return on plan assets                                           15,000         (615,000)       (1,113,000)
 Net amortization and deferral                                       (915,000)         (231,000)           358,000
                                                             ------------------------------------------------------
 Net periodic pension cost (credit)                          $          57,000 $          27,000 $        (34,000)
                                                             ======================================================

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4. BENEFIT PLANS (CONTINUED)

The following table sets forth the plans' funded status and amounts recognized in the respective years noted:

                                                                                          March 31
                                                                          -----------------------------------------
                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Actuarial present value of benefit obligations:
    Vested benefit obligation                                             $         7,166,000 $          6,099,000
                                                                          =========================================

    Accumulated benefit obligation                                        $         7,215,000 $          6,151,000
                                                                          =========================================

    Projected benefit obligation                                          $       (7,346,000) $        (6,846,000)
 Plan assets at fair market value                                                   8,098,000            8,686,000
                                                                          -----------------------------------------
 Plan assets in excess of projected benefit obligation                                752,000            1,840,000

 Unrecognized net (gain) loss  from past experience different from
    that assumed and effects of changes in assumptions                              1,105,000             (40,000)
 Unrecognized net transition asset at year end, net of
    amortization                                                                  (1,572,000)          (1,687,000)
 Unrecognized prior service cost                                                      364,000              390,000
 Contributions after measurement date but before year end                              55,000               24,000
                                                                          -----------------------------------------
 Prepaid  pension cost                                                    $           704,000 $            527,000
                                                                          =========================================

Assumptions used in accounting for the plans as of March 31, 1998, 1997, and 1996, are as follows:

                                                                                 U.K. Plan           U.S. Plan
 ------------------------------------------------------------------------------------------------------------------
 Weighted-average discount rate                                                    8.0%                8.5%
 Expected long-term rate of return on assets                                       9.0%                8.5%
 Rates of increase in salary levels                                                5.5%                5.0%

The plan assets are invested in a diversified portfolio of fixed-income investments and equity securities.


NOTE 5. DEBT OBLIGATIONS

LINE OF CREDIT: At March 31, 1998, the Company had a $4,000,000 revolving line-of-credit facility and a $600,000 line-of-credit facility for equipment purchases with a bank which bear interest at the prime rate (8.0 percent). At March 31, 1998, there were no outstanding balances on the revolving line-of-credit facilities. At March 31, 1997, $964,000 was outstanding on the $4,000,000 revolving line of credit facility. There have been no advances on the line-of-credit facility for equipment purchases.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.     DEBT OBLIGATIONS (CONTINUED)

LONG-TERM DEBT: The following table summarizes the Company's long-term debt:

                                                                                          March 31
                                                                          -----------------------------------------
                                                                                  1998                1997
 ------------------------------------------------------------------------------------------------------------------
 Haymark (f.k.a. Sorb-Tech, Inc.) note payable, imputed interest at 8.75%, with monthly installments of $20,000, including
     interest through March, 2000, unsecured                              $            438,884 $           631,243
 Term loan payable to a bank, bearing interest at prime (8.5% at March
    31, 1998), with monthly installments of $15,200 plus
    interest through July, 2000                                                        441,042             623,542
 Other                                                                                      --               8,350
                                                                          -----------------------------------------
                                                                                       879,926           1,263,135

 Less current portion                                                                  392,382             383,209
                                                                          -----------------------------------------
                                                                          $            487,544 $           879,926
                                                                          =========================================

The following table summarizes the maturities of the Company's long-term debt:

 March 31:
    1999                                                                                       $           392,382
    2000                                                                                                   411,502
    2001                                                                                                    76,042
                                                                                               --------------------
                                                                                               $           879,926
                                                                                               ====================

The line-of-credit facilities and term loan agreement are secured by all of Barnaby & Sutcliffe's assets. The agreements governing these obligations contain certain covenants which, among other things, place restrictions on tangible net worth, current ratio, and borrowings. In conjunction with the acquisition of the Company by Waterlink, Inc. on June 5, 1998, the line-of-credit facilities were terminated and the term loan payable to a bank was paid in full.

Interest paid during 1998, 1997, and 1996 on the Company's debt obligations was approximately $470,000, $774,000, and $758,000, respectively. These amounts include interest payments made by the U.K. affiliates to their former parent company.

In addition, the Company is a party to a cross guarantee for certain bank facilities of Sutcliffe Speakman Holdings Limited. The amount guaranteed under this arrangement was approximately $8,470,000 and $8,720,000 at March 31, 1998 and 1997, respectively. The Company was released from liability under this agreement by the lender of its former parent company in conjunction with the acquisition of the Company by Waterlink, Inc. on June 5, 1998.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 6. INCOME TAXES

The tax effects of the principal temporary differences are shown as follows:

                                                                           Years Ended March 31
                                                        -----------------------------------------------------------
                                                               1998                1997                1996
 ------------------------------------------------------------------------------------------------------------------
 Deferred tax assets
    Allowance for doubtful accounts                     $           53,000 $            79,000 $            82,000
    Inventory obsolescence                                          69,000              45,000              25,000
    Additional inventory costs for tax purposes                    119,000              94,000              25,000
    Property, plant, and equipment                                       -              21,000              90,000
    Intangibles                                                     81,000              63,000                  --
    Warranty                                                       222,000             107,000              51,000
    Accrued expenses                                                89,000             121,000              97,000
    Capital allowance carryforward                               2,400,000           3,300,000           4,000,000
    Net operating loss carryforward                              6,400,000           6,700,000           6,300,000
                                                        -----------------------------------------------------------
                                                                 9,433,000          10,530,000          10,670,000

    Less valuation allowance                                     8,800,000          10,000,000          10,300,000
                                                        -----------------------------------------------------------
                                                                   633,000             530,000             370,000
                                                        -----------------------------------------------------------

 Deferred tax liabilities:
    Property, plant, and equipment                                  55,000                   -                   -
    Pension                                                         78,000              55,000              38,000
                                                        -----------------------------------------------------------
                                                                   133,000              55,000              38,000
                                                        -----------------------------------------------------------
 Net deferred tax assets                                $          500,000 $           475,000 $           332,000
                                                        ===========================================================

Classification of the Company's deferred tax assets and liabilities are as follows:

                                                                                    Years Ended March 31
                                                                          -----------------------------------------
                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Total noncurrent deferred tax assets                                     $         8,826,000 $         10,084,000
 Net current deferred tax assets                                                      474,000              391,000
                                                                          -----------------------------------------
                                                                                    9,300,000           10,475,000

 Less valuation allowance                                                           8,800,000           10,000,000
                                                                          -----------------------------------------
 Net deferred tax assets                                                  $           500,000 $            475,000
                                                                          =========================================

For tax purposes, the Company has U.K. capital allowance and net operating loss carryforwards of approximately $7,974,000 and $20,891,000 respectively, for relief against future income from the same trade. The capital allowances and net operating losses may be carried forward, without a time limit, if the U.K. affiliates continue to operate in the same trade. The capital allowance carryforward is calculated on a 25% reducing method and terminates when the applicable assets are written off. A valuation allowance has been established for the capital allowance and net operating loss carryforwards, for which realization is uncertain.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6. INCOME TAXES (CONTINUED)

The components of income tax expense are as follows:

                                                                         Years Ended March 31
                                                     --------------------------------------------------------------
                                                             1998                1997                   1996
 ------------------------------------------------------------------------------------------------------------------
 Current:
    U.S. federal                                     $          1,143,000 $           951,000 $            630,000
    State and local                                               207,000             158,000              105,000
    Foreign                                                      (82,000)           (989,000)               17,000
                                                     --------------------------------------------------------------
                                                                1,268,000             120,000              752,000
                                                     --------------------------------------------------------------

 Deferred:
    U.S. federal                                                 (38,000)           (135,000)             (35,000)
    State and local                                               (7,000)            (23,000)              (6,000)
    Foreign                                                        20,000              15,000                   -
                                                     --------------------------------------------------------------
                                                                 (25,000)           (143,000)             (41,000)
                                                     --------------------------------------------------------------
 Total                                               $          1,243,000 $          (23,000) $            711,000
                                                     ==============================================================

The income tax provision differs from the amount of income tax by applying the U.S. federal income tax rate to pretax income for the years ended March 31, 1998, 1997, and 1996, due to the following:

                                                             1998                 1997                 1996
 ------------------------------------------------------------------------------------------------------------------
 Provision for income taxes at the statutory
     US federal rate                                $          1,483,000 $          1,230,000 $         1,115,000
 Foreign operations                                             (305,000)          (1,332,000)           (536,000)
 State taxes, net of federal benefit                              136,000              105,000              70,000
 Other                                                           (71,000)             (26,000)              62,000
                                                     --------------------------------------------------------------
                                                     $          1,243,000 $           (23,000) $           711,000
                                                     ==============================================================

Income taxes paid by the Barnebey & Sutcliffe Corporation during 1998, 1997, and 1996 were approximately $1,095,000, $1,381,000, and $789,000, respectively.

As the U.K. affiliates participated in the Sutcliffe Speakman Holdings Limited group, they were subject to Inland Revenue provisions governing taxation of a group of companies. Under these group provisions, the U.K. affiliates had group relief tax receipts of approximately $63,000 and $974,000 for the years ended March 31, 1998 and 1997 respectively, and group relief tax payments of approximately $17,000 for the year ended March 31, 1996.


NOTE 7. LEASE OBLIGATIONS

The Company leases certain buildings and vehicles. These leases are classified as operating leases and expire through 2003. Rent expense was approximately $538,000, $500,000, and $537,000 for the years ended March 31, 1998, 1997, and
1996, respectively.

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7. LEASE OBLIGATIONS (CONTINUED)

Future minimum payments under these leases, by year and in the aggregate, consist of the following at March 31, 1998:

 Years ending March 31:
    1999                                                                                       $           540,000
    2000                                                                                                   285,000
    2001                                                                                                   197,000
    2002                                                                                                   152,000
    2003                                                                                                   124,000
                                                                                               --------------------
                                                                                               $         1,298,000
                                                                                               ====================


NOTE 8. RELATED-PARTY TRANSACTIONS

During 1998 and 1997, the Company entered into several transactions with entities affiliated by the common ownership of Sutcliffe Speakman Holdings Limited. These transactions and related balances are summarized below:



                                                                                 1998                 1997
 ------------------------------------------------------------------------------------------------------------------
 Amounts due to affiliates:
    Sutcliffe Speakman Holdings Limited:
       Current                                                            $           671,439 $          1,385,533
       Long-term                                                                    5,197,150            5,197,150
 Amounts due from affiliates:
    Sutcliffe Speakman Holdings Limited                                                    --              299,837
    Samuel Banner                                                                      83,825              976,028


As part of the terms and conditions of the sale and purchase agreement between Waterlink, Inc. and Sutcliffe Speakman Holdings Limited, the Company was released from its liabilities to its former parent company at June 5, 1998.

                                                                                  Years Ended March 31

                                                                          1998            1997            1996
 ------------------------------------------------------------------------------------------------------------------
Transactions with affiliates:
    Sales to affiliates                                             $    302,098       $  554,939     $     377,821
    Management fee charged by parent company                             328,690          257,772           221,000
    Interest charged by parent company                                   311,264          517,967           484,840
    Dividends to parent company                                        2,766,225          884,844         1,873,160

                                      F-15

BARNEBEY & SUTCLIFFE CORPORATION AND COMBINED AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 9. OPERATIONS INFORMATION

Foreign operations consist of Sutcliffe Speakman Carbons Limited, Sutcliffe Croftshaw Limited, Lakeland Processing Limited, and Sutcliffe Speakmanco 5 Limited, all of which are located in the United Kingdom. The operations of Barnebey & Sutcliffe Corporation are located in the United States. A summary of the Company's operations by geographic area is presented below:


                                                                               March 31
                                                     --------------------------------------------------------------
                                                             1998                 1997                1996
 ------------------------------------------------------------------------------------------------------------------
 United States:
    Sales                                            $         37,914,646 $        35,487,657 $         28,710,570
    Operating profit                                            3,409,181           2,817,872            1,991,771
    Total assets                                               17,939,675          16,017,534           15,868,028
                                                     ==============================================================

 United Kingdom:
    Sales                                            $         19,014,424 $        17,212,681 $         14,128,899
    Operating profit                                            1,438,923           2,110,802            2,046,851
    Total assets                                               11,928,420          14,146,893           13,466,811
                                                     ==============================================================

 Consolidated:
    Sales                                            $         56,929,070 $        52,700,338 $         42,839,469
    Operating profit                                            4,848,104           4,928,674            4,038,622
    Total assets                                               29,868,095          30,164,427           29,334,839
                                                     ==============================================================

                        Waterlink, Inc. and Subsidiaries

               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                              BASIS OF PRESENTATION

The Consolidated Balance Sheet of Waterlink, Inc. and Subsidiaries (the "Company") as of June 30, 1998 included in the Company's Form 10-Q for the quarterly period ended June 30, 1998 filed on August 12, 1998 includes the accounts of Barnebey & Sutcliffe Corporation, Sutcliffe Speakman Carbons Limited and Sutcliffe Croftshaw Limited, collectively referred to herein as the "Carbons Group", which was acquired on June 5, 1998. This acquisition has been accounted for using the purchase method of accounting. The allocation of the purchase price for this acquisition is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final purchase price allocation will be materially different than the preliminary estimates.

The following Unaudited Pro Forma Consolidated Statements of Income for the year ended September 30, 1997 and the nine months ended June 30, 1998 adjust the Company's historical statements of operations to give effect to the acquisitions completed in fiscal 1997 and fiscal 1998 up to and including the acquisition of the Carbons Group as if they had occurred as of October 1, 1996.

The pro forma financial statements have been derived in part from the historical combined financial statements of the Carbons Group included elsewhere in this filing. In preparing the pro forma financial statements, the historical combined financial statements of the Carbons Group were converted from a March 31 fiscal year end to a September 30 fiscal year end.

With regard to the Company, operating results for the year ended September 30, 1997 were derived from the Company's Form S-1 filed on February 12, 1998, and operating results for the nine months ended June 30, 1998 were derived from the Form 10-Q filed on August 12, 1998. The amounts in the column entitled "Fiscal 1997 Acquisitions" were derived from the historical financial statements of the following acquired companies for the periods in fiscal 1997 prior to their respective acquisition by the Company: Nordic Water Products Group, acquired March 5, 1997; Bioclear Technology, Inc., acquired June 27, 1997; Lanco Environmental Products, Inc., acquired June 27, 1997; Mellegard V.A. Maskiner AB, acquired September 12, 1997; and Hycor Corporation, acquired September 30, 1997. The amounts in the column entitled "Fiscal 1998 Acquisitions" were derived from the historical financial statements of the following acquired companies for the periods prior to their respective acquisition by the Company:
Chemitreat Services, Inc., acquired March 2, 1998; and Aquafine Engineering Services Limited and Purac Engineering, Inc., both acquired March 25, 1998.

The Unaudited Pro Forma Consolidated Financial Data has been prepared by the Company's management. This pro forma data does not purport to represent the Company's results of operations had the aforementioned acquisitions been completed as of the beginning of the period indicated, or project the Company's results of operations at any future date or for any future period. The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company's filing on Form S-1 filed February 12, 1998.

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED SEPTEMBER 30, 1997

                                                     FISCAL           FISCAL
                                                      1997             1998         CARBONS        PRO FORMA
                                     COMPANY       ACQUISITIONS    ACQUISITIONS      GROUP        ADJUSTMENTS            PRO FORMA
                                    --------       ------------    ------------      -----        -----------            ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)

 Net Sales                          $ 64,699         $43,865          $20,373       $ 52,166        $ 2,740   (1)        $183,843
 Cost of sales                        40,390          25,092           15,172         40,347          1,888   (2)         122,889
                                    --------         --------         --------      ---------        -------              -------
 Gross profit                         24,309          18,773            5,201         11,819            852                60,954

 Selling, general and
  administrative expenses             18,683          14,343            4,498          7,173         (1,553)  (3)          43,144
 Special management
  compensation                         2,630               -                -             -               -                 2,630
 Amortization                            751              84                -            193          1,539   (4)           2,567
                                    --------         --------         --------      ---------        -------              -------
 Operating income                      2,245           4,346              703          4,453            866                12,613

 Other income (expense):
     Interest expense                 (1,281)           (198)            (178)          (711)        (6,365)  (5)          (8,733)
     Interest income and
      other items, net                   263             167              218           (238)           315   (6)             725
                                    --------         --------        --------       ---------       -------               -------
 Income before income taxes            1,227           4,315              743          3,504         (5,184)                4,605

 Income taxes                            470           1,110               24            104            134   (7)           1,842
                                    --------         --------        --------       ---------       -------               -------
Income before extraordinary
  item                                   757           3,205              719          3,400         (5,318)                2,763
 Extraordinary item, net of
  income taxes                          (385)              -                -              -              -                  (385)
                                    --------         --------        --------       ---------       -------               -------

 Net income                         $    372          $3,205         $    719       $  3,400        $(5,318)              $ 2,378
                                    ========         ========        ========       =========       =======               =======
Pro forma net income
 per share:
   Basic
     Income before extraordinary
      item                          $   0.15                                                                              $  0.53
     Extraordinary item                (0.08)                                                                               (0.07)
                                    --------                                                                              -------
                                    $   0.07                                                                              $  0.46
                                    ========                                                                              =======
   Assuming Dilution:
     Income before extraordinary
      item                          $   0.10                                                                              $  0.34
     Extraordinary item                (0.05)                                                                               (0.05)
                                    --------                                                                              -------
                                    $   0.05                                                                              $  0.29
                                    ========                                                                              =======

 Number of shares used to compute
     pro forma per share data:
      Basic                            4,924                                                                                5,207
      Assuming Dilution:               7,804                                                                                8,087



    The accompanying notes are an integral part of this financial statement

                        WATERLINK, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                        NINE MONTHS ENDED JUNE 30, 1998


                                                      FISCAL
                                                       1998            CARBONS         PRO FORMA
                                     COMPANY       ACQUISITIONS         GROUP         ADJUSTMENTS            PRO FORMA
                                    --------       ------------        -------        -----------            ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

 Net Sales                          $ 94,267         $ 9,220           $38,040          $ 1,094   (1)        $142,621
 Cost of sales                        58,597           6,611            29,890              751   (2)          95,849
                                    --------         --------          --------          -------              --------
 Gross profit                         35,670           2,609             8,150              343                46,772

 Selling, general and
  administrative expenses             27,458           2,323             5,087             (937)  (3)          33,931
 Special management charges            1,494               -                 -                -                 1,494
 Amortization                          1,412               -               479               82   (4)           1,973
                                    --------         --------          --------          -------              --------
 Operating income                      5,306             286             2,584            1,198                 9,374

 Other income (expense):
     Interest expense                 (1,737)            (55)             (365)          (2,407)  (5)          (4,564)
     Interest income and
      other items, net                   126             118                67               (7)  (6)              304
                                    --------         --------          --------          -------              --------
 Income before income taxes            3,695             349             2,286           (1,216)                5,114

 Income taxes                          1,631               1               769             (356)  (7)           2,045
                                    --------         --------          --------          -------              --------

 Net income                         $  2,064         $   348           $ 1,517          $  (860)             $  3,069
                                    ========         ========          ========          =======              ========
Pro forma net income
 per share:
      Basic                         $   0.17
      Assuming Dilution             $   0.16                                                                 $   0.26
                                                                                                             $   0.24
 Number of shares used to compute
     pro forma per share data:
      Basic                           11,964                                                                   11,964
      Assuming Dilution               12,641                                                                   12,641



    The accompanying notes are an integral part of this financial statement

                        Waterlink, Inc. and Subsidiaries

           Notes to Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statements of Income Adjustments

The Unaudited Pro Forma Consolidated Statements of Income give effect to the following adjustments:

   (1) To recognize revenue on the percentage of completion method of accounting at the Nordic Water Products Group, AES and Purac to conform with Waterlink's accounting policy. These companies previously utilized the completed contract method for statutory accounting purposes.
   (2) To adjust cost of sales for the following items:

                                              Year Ended           Nine Months Ended
                                           September 30, 1997        June 30, 1998
                                           ------------------      ----------------
                                                     (In thousands)
       Percentage of completion method
         of accounting at the Nordic
         Water Products Group, AES
         and Purac                              $   2,092              $     959
       Reclassification of commissions
         and other expenses to selling,
         general and administrative
         expenses                                    (204)                  (208)
                                                ----------             ----------
                                                $   1,888              $     751
                                                ==========             ==========

   (3) To adjust selling, general and administrative expenses for the following items:

                                              Year Ended           Nine Months Ended
                                           September 30, 1997        June 30, 1998
                                           ------------------      ----------------
                                                       (In thousands)
       To adjust wages, benefits and
         management fees to levels
         specified in the employment and
         management agreements entered
         into as part of the business
         combinations                           $  (1,660)             $  (1,100)
      Reclassification of commissions
         and other expenses from cost
         of sales                                     204                    208
      Depreciation and other expenses
         versus rent on property,
         acquired as part of the
         acquisition of AES                           (97)                   (45)
                                                ----------             ----------
                                                $  (1,553)             $    (937)
                                                ==========             ==========


   (4) To record amortization of goodwill to be recorded as a result of the acquisitions over a period of 40 years.
   (5) To record interest expense relating to debt assumed to be issued and cash assumed to be used in connection with the acquisitions.
   (6) To eliminate costs associated with a subsidiary investment not included as part of the Carbons Group acquisition.
   (7) To adjust income taxes to an effective rate of 40%.